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                                                                      EXHIBIT 11

FRONTIER INSURANCE GROUP, INC.  JUNE 30, FORM 10-Q

                        Computation of Per Share Earnings
                 (in thousands, except per share dollar amounts)


                                                    Three Months                    Six  Months
                                                    Ended June 30,                 Ended June 30,
                                                 1997           1996             1997           1996
                                              ---------      ---------         --------      -------

Primary earnings per share:
Net income                                      $15,419        $ 9,769          $27,323        $19,033
                                                =======        =======          =======        =======

Weighted average shares of
   common stock outstanding (1)                 $29,365        $28,760          $29,353        $28,702
                                                =======        =======          =======        =======

Net income per share of
   common stock outstanding (1)                   $0.52          $0.34            $0.93          $0.67
                                                  =====          =====            =====          =====

Fully earnings per share:
Net income                                      $17,470        $ 9,769          $30,951        $19,033
                                                =======        =======          =======        =======
Weighted average shares of
   common stock and common stock
   equivalents outstanding (1)                  $36,724        $28,760          $36,712        $28,702
                                                =======        =======          =======        =======

Net income per share of
   common stock and common stock
   equivalents outstanding (1)                    $0.48          $0.34            $0.84          $0.67
                                                  =====          =====            =====          =====



(1) Weighted average shares of common stock outstanding have been adjusted to give effect to the Company's common stock dividends and stock splits. Accordingly, net income per share of common stock has been adjusted.




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